Exhibit 99.(h)(v)

ARIEL INVESTMENT TRUST

POWER OF ATTORNEY

Each of the undersigned constitutes and appoints Mellody L. Hobson, John W. Rogers, Jr., Arthur Don, Mareilé B. Cusack, Wendy D. Fox, and James R. Rooney, and each of them individually, his or her attorneys-in-fact, each with the power of substitution, for him or her in any and all capacities, to sign any post-effective amendments to the registration statement under the Securities Act of 1933 (Registration No. 33-7699) and/or the Investment Company Act of 1940 (Registration No. 811-4786), whether on Form N-1A or any successor forms thereof, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission and all appropriate state or federal regulatory authorities. The undersigned hereby ratifies and confirms all that each of the aforenamed attorneys-in-fact, or his or her substitute or substitutes, may do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, the undersigned have executed this Power of Attorney as of the 23th day of May, 2017.

/s/ James W. Compton
James W. Compton
Trustee

/s/ William C. Dietrich
William C. Dietrich
Lead Independent Trustee

/s/ Mellody L. Hobson
Mellody L. Hobson
Chairman of the Board of Trustees,
President, and Principal Executive
Officer

/s/ Christopher G. Kennedy
Christopher G. Kennedy
Trustee

/s/ Merrillyn J. Kosier
Merrillyn J. Kosier
Trustee

/s/ Kim Y. Lew
Kim Y. Lew
Trustee

/s/ William M. Lewis, Jr.
William M. Lewis, Jr.
Trustee

/s/ Stephen C. Mills
Stephen C. Mills
Trustee

/s/ John W. Rogers, Jr.
John W. Rogers, Jr.
Trustee

/s/ James R. Rooney
James R. Rooney
Vice President, Chief Financial Officer,
Treasurer, and Principal Financial Officer

/s/ James M. Williams
James M. Williams
Trustee